REGISTRATION RIGHTS AGREEMENT

DOCUMENT RR-08012012

This Registration Rights Agreement (the “Agreement”), dated August 1, 2012, between 3DIcon Corp., an Oklahoma corporation (the “Company”) and JMJ Financial (the “Holder”) applies to the $275,000 Promissory Note dated June 6, 2012 between the Company and the Holder (“Note #1”) and the $140,000 Promissory Note #2 Dated August 1, 2012 between the Company and the Holder (“Note #2,” and collectively with Note #1, the “Notes”). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Notes.

The Company agrees to provide the Holder the following registration rights with respect to the Notes.

1. Inducement to Enter Into Transactions. To induce the Holder to enter into Note #2, the Company has agreed to provide registration rights for the common shares underlying each of the Notes. The Company agrees and acknowledges that registration rights are a material inducement and consideration for the Holder to enter into Note #2 and that the Holder would not have entered into Note #2 if registration of the shares underlying the Notes was not provided.

2. Mandatory Registration. No later than August 31, 2012, the Company agrees to file, at its own expense, an amendment to the S-1 Registration Statement the Company filed with the SEC on July 3, 2012, to include in such Registration Statement 4,750,000 shares of common stock issuable under the Notes, as set forth below. The Company will thereafter use its best efforts to cause such Registration Statement to become effective as soon as possible after such filing but in no event later than one hundred and twenty (120) days from the date of this Agreement. Failure to file the Amended Registration Statement by August 31, 2012 will result in a penalty/liquidated damages of $10,000. In addition, failure to have the Registration Statement declared effective within 120 days of the date of this Agreement will result in a penalty/liquidated damages of $25,000. Any such penalties/liquidated damages will be added to the balance of either Note at the Holder’s discretion (under the Holder’s and the Company’s expectation that those penalties/liquidated damages will tack back to the date of such Note for purposes of Rule 144).

Note #1 - $75,000 plus fees and interest

Note #2 - $140,000 plus fees and interest

Total Notes – $215,000 plus fees and interest

In total, 4,750,000 shares will be registered for share conversions under the Notes and may be used interchangeably or one in place of the other.

3. Correspondence and Information. Within two days of distribution or receipt of any information or correspondence between the Company and the SEC, the Company shall furnish to the Holder copies of all correspondence related to the registration statement.

4. Assignment of Registration Rights. The rights under this Registration Rights Agreement shall be automatically assignable by the Holder to any transferee of all or any portion of either Note or their underlying shares.

5. No Filing of Other Registration Statements and No Piggy-back Registrations. Unless otherwise approved by Holder in Writing, the Company shall not file any other registration statements (except for a registration statement on Form S-8) until the registration statement described herein is declared effective by the SEC; and the Company will not include in this registration statement any securities other than those described herein.

6. Reservation of Shares. Section 4 of Note #1 provides that the Company will at all times reserve at least 2,500,000 shares of Common Stock for conversion and Section 4 of Note #2 provides that the Borrower will at all times reserve at least 6,000,000 shares of Common Stock for conversion. The Company shall reserve, in the aggregate, 8,500,000 shares of Common Stock for conversion under either Note and the reserved shares may be used interchangeably or one in place of the other.

7. Governing Law. This Registration Rights Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Registration Rights Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Registration Rights Agreement agree to submit to the jurisdiction of such courts.

Agreed, this 1st day of August, 2012.

COMPANY:

3DIcon Corporation

By:	/s/ Mark Willner
Mark Willner Chief Executive Officer

HOLDER:

/s/ Signature
JMJ Financial / Its Principal

[Registration Rights Agreement Signature Page]